99.1

EXHIBIT 99.1

Issuer Direct Reports Second-Quarter Fiscal Year 2010 Results

Q2 Revenue Increases 208% Compared to Same Period 2009

CARY, N.C., Aug. 9, 2010 (GLOBE NEWSWIRE) -- Issuer Direct Corporation (OTCBB:ISDR), a market leader and innovator of unified regulatory, disclosure and compliance solutions, today reported financial results for the second quarter ended June 30, 2010. The company anticipates filing its quarterly report including its financials in eXtensible Business Reporting Language (XBRL) with the Securities and Exchange Commission before market close today.

Highlights of the Second Quarter of 2010 include:

●	Increased revenue by 208% as compared to the same period of fiscal 2009.

●	Excluding a non-recurring project in 2009, core transfer agent revenue increased 458% compared to the same period in 2009.

●	Number of annual meetings / proxy projects more than doubled compared to the same period of 2009.

●	iFUND version 2 was released to the marketplace.

Financial Results for Second Quarter 2010 vs. Second Quarter 2009

Revenues for the quarter ended June 30, 2010 increased 208% to $2,359,650 as compared to $765,808 in the same period in fiscal 2009. Revenue for the six months ended June 30, 2010 increased 139% to $2,964,731 as compared to $1,238,341 in the same period of 2009. The increase in revenue is primarily due to a large print and fulfillment project that was successfully executed in the mutual fund market during the second quarter of 2010. Gross profit for the quarter ended June 30, 2010 was $446,549 as compared to $494,767 in the same period of 2009. Gross profit for the six months ended June 30, 2010 was $852,375 as compared to $753,300 in the same period of 2009.

"Higher revenues this quarter illustrate our continued momentum with a majority of our business segments," said Brian R. Balbirnie, Chairman and Chief Executive Officer. "Furthermore, I am excited about the development and progress our product offerings are making – most recently iFUND Direct platform for the mutual fund marketplace and our iR Direct Portal for corporate issuers, we believe this is clear evidence we are making a successful transition from an Edgar only provider to a true leader in compliance solutions."

Net income for the quarter ended June 30, 2010 was $128,843 or $0.01 per share, as compared to $268,852, or $0.02 per share in the same period of 2009. Net income for the six months ended June 30, 2010 was $263,507, or $0.02 per share, as compared to $360,194, or $0.02 per share, in the same period of 2009. Net income during the six months ended June 30, 2010 included non-cash interest charges of $35,179 incurred upon the conversion of notes payable into shares of the company.

The Company also announced it is expanding its offices within the next 60 days to over 16,000 sq. ft. with a planned move to 500 Perimeter Park Drive Suite D Morrisville NC. The Company's new corporate offices will reside just outside of the RTP area and will be able to handle the next growth phase of mutual fund and issuer business. Issuer Direct also anticipates expanding its workforce by adding up to ten positions in sales and marketing, customer service and shareholder services.

About Issuer Direct Corporation:

Issuer Direct Corporation ("IDC") is a market leader and innovator in public company products and services. As an issuer services focused company, Issuer Direct alleviates the complexity of maintaining compliance through integrated products and services that help companies produce and distribute their financial and business communications both online and in print. As a shareholder compliance company, Issuer Direct is dedicated to assisting corporate issuers in an ever-changing regulatory environment and to comply with the myriad of rules imposed by regulatory bodies.

The Issuer Direct logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4547

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts, including, but not limited to, our successful transition from an Edgar only provider to a true leader in compliance solutions. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. We disclaim any intention to, and undertake no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact our forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2009, including but not limited to the discussion under "Risk Factors" therein, filed with the SEC, which you may view at http://www.sec.gov.

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS
	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,623,824	$146,043
Accounts receivable, (net of allowance for doubtful accounts of $59,789 and $16,785, respectively)	836,014	152,069
Security deposits	6,242	6,242
Other current assets	33,934	19,201
Total current assets	2,500,014	323,555
Furniture, equipment and improvements (net of accumulated depreciation of $26,227 and $18,316, respectively)	20,380	21,087
Intangible assets (net of accumulated amortization and impairment of $81,500 and $67,833, respectively)	106,695	120,363
Total assets	$2,627,089	$465,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,721,948	$51,715
Accrued expenses	195,057	59,810
Notes payable – related party	-	73,525
Total liabilities	1,917,005	185,050

Stockholders' equity:
Preferred stock, $1.00 par value, 10,000,000 shares authorized – Series A, 60 shares designated, 31 and 5 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively, Series B, 476,200 shares designated; no shares issued and outstanding.	31	5
Common stock $.001 par value, 100,000,000 shares authorized, 17,535,312 and 16,826,342 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively.	17,535	16,826
Additional paid-in capital	1,629,584	1,463,697
Accumulated deficit	(937,066)	(1,200,573)
Total stockholders' equity	710,084	279,955
Total liabilities and stockholders’ equity (deficit)	$2,627,089	$465,005

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

Revenues	$2,359,650	$765,808	$2,964,731	$1,238,341
Cost of services	1,913,101	271,041	2,112,356	485,041
Gross profit	446,549	494,767	852,375	753,300
Operating costs and expenses
General and administrative	205,678	138,527	365,979	240,125
Sales and marketing expenses	103,319	77,391	167,511	132,381
Depreciation and amortization	10,181	9,932	21,580	19,264
Total operating costs and expenses	319,178	225,850	555,070	391,770
Net operating income	127,371	268,917	297,305	361,530
Other income (expense):
Interest income (expense), net	1,472	(65)	(33,798)	(1,336)
Total other income (expense)	1,472	(65)	(33,798)	(1,336)
Net income	$128,843	$268,852	$263,507	$360,194
Income per share - basic	$0.01	$0.02	$0.02	$0.02
Income per share - fully diluted	$0.01	$0.02	$0.02	$0.02
Weighted average number of common shares outstanding - basic	17,493,090	16,748,783	17,169,575	16,187,857
Weighted average number of common shares outstanding - fully diluted	17,751,413	16,795,573	17,321,365	16,240,388

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)
	Six months ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$263,507	$360,194
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	21,580	19,264
Bad debt expense	47,780	26,963
Non-cash interest expense	34,178	-
Stock-based expenses	45,000	-
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(731,725)	(122,564)
Decrease (increase) in deposits and prepaids	(14,733)	(21,911)
Increase (decrease) in accounts payable	1,670,233	(63,305)
Increase (decrease) in accrued expenses	149,166	(5,389)

Net cash provided by operating activities	1,484,986	193,252

Cash flows from investing activities:
Purchase of property and equipment	(7,205)	(11,661)
Net cash used in investing activities	(7,205)	(11,661)

Cash flows from financing activities:
Repurchase of common stock	-	(6,750)
Repayments of notes payable	-	(39,828)
Net cash used in financing activities	-	(46,578)

Net change in cash	1,477,781	135,013
Cash – beginning	146,043	50,367
Cash – ending	$1,623,824	$185,380

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$518	$1,192
Cash paid for income taxes	$-	$-
Non-cash activities:
Accrued expenses settled by issuance of shares	$-	$25,000
Related party notes payable and accrued interest converted to common shares	$59,666	$-
Related party notes payable and accrued interest converted to preferred shares	$27,780	$-